Exhibit 99.3

SBC Medical Group Holdings Announces Approval of Share Repurchase Program and Commencement of Share Repurchases

Irvine, Calif. – May 15, 2025 – SBC Medical Group Holdings (Nasdaq: SBC, “the Company”) today announces that its Board of Directors has approved the following share repurchase program and will commence repurchasing its own shares as early as May 20, 2025.

Share Repurchase Program

●	Maximum aggregate amount: US $5 million
●	Implementation period: May 20, 2025 – May 20, 2026
●	Funding source: Surplus cash and future free cash flow

The Company believes its current share price undervalues its business performance, the growth potential of the aesthetic-medical market, and its position as an industry leader. Based on this view, it has decided to purchase shares on the open market at prevailing market prices (including through Rule 10b5-1 plans) and the Company will continue to explore additional measures to enhance liquidity of its shares. The Company expects to issue shares as future stock-based compensation in proportion to the number of repurchased shares.

To maximize shareholder value, the Company will pursue a balanced approach between growth investment and shareholder returns. In addition to the repurchase program, it will continue to consider dividend distributions with the goal of improving its total shareholder return.

To allocate funds to this repurchase, the Company has decided to defer further purchases under the Bitcoin purchase plan (targeting JPY 1 billion) announced on February 12, 2025.

Furthermore, to maximize group synergies, the Company has begun reviewing the acquisition of all shares of Risenet Co., Ltd.(“Risenet”) which provides management-support services to Rize Clinic and Gorilla Clinic. All Risenet shares are currently held by the Company’s CEO, Yoshiyuki Aikawa. Details—including acquisition price, closing schedule, and impact on consolidated financials of the Company—have not yet been determined. The Company will disclose material information promptly as decisions are made.

About SBC Medical

SBC Medical, headquartered in Irvine, California and Tokyo, Japan, owns and provides management services and products to cosmetic treatment centers. The Company is primarily focused on providing comprehensive management services to franchise clinics, including but not limited to advertising and marketing needs across various platforms (such as social media networks), staff management (such as recruitment and training), booking reservations for franchise clinic customers, assistance with franchise employee housing rentals and facility rentals, construction and design of franchise clinics, medical equipment and medical consumables procurement (resale), the provision of cosmetic products to franchise clinics for resale to clinic customers, licensure of the use of patent-pending and non-patented medical technologies, trademark and brand use, IT software solutions (including but not limited to remote medical consultations), management of the franchise clinic’s customer rewards program (customer loyalty point program), and payment tools for the franchise clinics.

For more information, visit https://sbc-holdings.com/

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events and performance, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These forward-looking statements reflect the Company’s current views with respect to, among other things, the Company’s financial performance; growth in revenue and earnings; business prospects and opportunities; and capital deployment plans and liquidity. In some cases, forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. The forward-looking statements are based on management’s current expectations and are not guarantees of future performance. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Factors that may cause actual results to differ materially from current expectations may emerge from time to time, and it is not possible for the Company to predict all of them; such factors include, among other things, changes in global, regional, or local economic, business, competitive, market and regulatory conditions, and those listed under the heading “Risk Factors” and elsewhere in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

Contact:

In Asia:

SBC Medical Group Holdings Incorporated

Hikaru Fukui / Head of Investor Relations

E-mail: ir@sbc-holdings.com

In the US:

ICR LLC

Bill Zima / Managing Partner

Email: bill.zima@icrinc.com